As filed with the Securities and Exchange Commission on October 20, 2010

Registration No. 333-168873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3/A

Amendment No. 1 to
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHINA CORD BLOOD CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong S.A.R.
Tel: (852) 3605-8180
Fax: (852) 3605-8181

(Address and telephone number of registrant’s principal executive offices)

Law Debenture Corporate Services, Inc.
400 Madison Avenue, Suite 4D
New York, New York 10017
Tel: (212) 750-6474

(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Virginia Tam, Esq. Jones Day 29th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3189 7318

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant is filing a combined prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder for this offering and other offerings registered on an earlier registration statement. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as post-effective amendment no. 5 on Form F-3 to the registration statement on Form S-4 (File No. 333-155579) (the “S-4 Registration Statement”) containing an updated prospectus relating to (i) the offering and sale of ordinary shares issuable upon exercise of warrants that were issued to public investors in connection with the initial public offering of Pantheon China Acquisition Corp. and (ii) certain securities issued and issuable upon exercise of an option sold to the representative of the underwriters in connection with such offering, all of which were initially registered pursuant to the S-4 Registration Statement declared effective by the Securities and Exchange Commission on August 6, 2009. All filing fees payable in connection with the registration of the securities covered by such post-effective amendment were previously paid in connection with the filing of the original S-4 Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 5 on Form F-3 to the Registration Statement on Form S-4 (File No. 333-155579) (the “S-4 Registration Statement”) of China Cord Blood Corporation (the “Company” or “CCBC”) and is being filed pursuant to the undertakings in Item 21 of the S-4 Registration Statement to update and supplement the information contained in the S-4 Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 6, 2009. Accordingly, this registration statement contains two prospectuses, as set forth below.

•	Shelf Base Prospectus. A shelf registration base prospectus to be used for the public offering, from time to time, by (i) the Registrant of up to $100 million of ordinary shares, preferred shares, warrants, subscription rights, debt securities, and/or units of the Registrant and (ii) the Selling Shareholders of up to 14,070,055 ordinary shares of the Registrant (the “Shelf Base Prospectus”), the terms of the offered securities and the related method of distribution, including the offering prices of the securities, will be included in one or more prospectus supplements to be prepared at the time such offering is made.
•	Warrant Prospectus. A prospectus relating to the following China Cord Blood Corporation securities registered on our form S-1 filed on August 14, 2006 (File No. 333-136590) and issued by our predecessor, Pantheon China Acquisition Corp., in its initial public offering pursuant to a prospectus dated December 14, 2006 (File No. 333-136590): (i) 11,500,000 ordinary shares, which are issuable upon the exercise of outstanding warrants and (ii) the following securities issuable upon exercise of the outstanding unit purchase option granted to the underwriters’ representative in our initial public offering: (A) 500,000 ordinary shares, par value $0.0001 per share, (B) 1,000,000 warrants (the “IPO Representative’s Warrants”) and (C) 1,000,000 ordinary shares issuable upon the exercise of the IPO Representative’s Warrants (the “Warrant Prospectus”).

The Warrant Prospectus is substantively identical to the Shelf Base Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;
•	the Warrant Prospectus contains an “Offering” section in the “Prospectus Summary” section beginning on page 1;
•	they contain different “Use of Proceeds” sections on page 5; and
•	the following sections from the Shelf Base Prospectus are deleted from the Warrant Prospectus: “About this Prospectus,” “Ratio of Fixed Charges,” Description of Ordinary Shares,” “Description of Preferred Shares,” “Description of Subscription Rights,” “Selling Shareholders,” “Plan of Distribution,” and “Expenses.”

The Registrant has included in this registration statement a set of alternate pages after the back cover page of the Shelf Base Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Warrant Prospectus as compared to the Shelf Base Prospectus. The Shelf Base Prospectus will exclude the Alternate Pages and will be used for the public offering(s) by the Registrant and the Selling Shareholders named therein from time to time. The Warrant Prospectus will be substantively identical to the Shelf Base Prospectus except for the addition or substitution of the Alternate Pages and will be used for the exercise of the warrants and other securities to which it relates.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 20, 2010

PROSPECTUS

$100,000,000

CHINA CORD BLOOD CORPORATION

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

14,070,055 Ordinary Shares Offered by the Selling Shareholders Named Herein

We may offer ordinary shares, par value $0.0001 per share, preferred shares, par value $0.0001 per share, warrants, subscription rights, debt securities and/or units from time to time. The selling shareholders named herein (the “Selling Shareholders”) may offer and sell up to 14,070,055 of our ordinary shares owned by such Selling Shareholders under this prospectus. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $100,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the New York Stock Exchange under the symbol “CO”.

Our principal offices are located at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. Our telephone number at that address is (852) 3605-8180.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 3 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated       , 2010

CHINA CORD BLOOD CORPORATION

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page 3 before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “CCBC,” the “Company,” “we,” “us” or “our” refer to China Cord Blood Corporation (together with its subsidiaries and affiliated entities);
•	references to “PRC” or “China” refer to the People’s Republic of China;
•	references to “dollars” or “$” refer to the legal currency of the United States; and
•	references to “Renminbi” or “RMB” refer to the legal currency of China.

Overview

We are a leading provider of cord blood storage services in China. We provide cord blood storage services for expectant parents interested in capturing the opportunities made available by evolving medical treatments and technologies such as cord blood transplants. We also preserve cord blood units donated by the public, provide matching services on such donated units and deliver matching units to patients in need of transplants. We have cord blood banking licenses issued by the PRC government authorities and are currently the operator of the sole cord blood banking licensees in Beijing and Guangdong. We also invested in a minority equity interest in Qilu, the exclusive cord blood bank operator in the Shandong province. Beijing and Guangdong had an aggregate of approximately 1.3 million newborns in 2008, according to the National Bureau of Statistics of China. Our Beijing-based subsidiary, Jiachenhong, was the operator of the first licensed cord blood bank in China.

We provide our services through our network of collaborating hospitals in Beijing and Guangdong. These hospital networks offer us the platform for performing cord blood collection services and undertaking a significant portion of our promotion and marketing activities. As at March 31, 2010, we had developed a hospital network consisting of over 90 major hospitals in Beijing. Since our acquisition of Nuoya in May 2007, we have established collaborative relationships with over 110 major hospitals in Guangdong. Nuoya commenced commercial operation after our acquisition and we are seeking to significantly expand our hospital network in this new market. Our acquisition of the right to operate a cord blood bank in Guangdong through our acquisition of Nuoya enabled us to increase the size of the market that we can address. According to the National Bureau of Statistics of China, Guangdong had approximately 1.1 million newborns in 2008.

We generate substantially all of our revenues from subscription fees. We intend to grow our revenues by enlarging our subscriber base and increasing our penetration rates through expanding our hospital networks and enhancing our sales and marketing initiatives. In addition, the nature of our business requires us to deliver our services to our subscribers on a long-term basis. Therefore, the contracts with our subscribers are typically for a period of 18 years. The contracts can be terminated early by the parents or further extended, at the option of the children, after the children reach adulthood. The payment for our services consists of processing fees payable at the time of subscription or by installments over a typical contract period of 18 years depending on the payment option elected by subscribers and storage fees payable by our subscribers on an annual basis for as long as the contracts remain effective. This payment structure enables us to enjoy a steady stream of long-term cash inflow. We expect such long-term cash flow to continue to increase as our subscriber base continues to grow. In addition, we generate a portion of revenues from the fees we charge in providing matching units we collect from public donors to patients in need of transplants.

Our operating costs consist of fixed costs and variable costs. Fixed costs primarily relate to depreciation expenses of our storage facilities and rental expenses. Variable costs primarily relate to labor and raw material consumption. For the years ended March 31, 2008, 2009 and 2010, depreciation expenses, our most significant fixed cost, accounted for 6.5%, 12.6% and 18.3%, respectively, of our direct costs (cost of revenue), and rental expenses accounted for 2.8%, 4.9% and 4.3%, respectively, of our direct costs. The depreciation expense as a percentage of direct costs is lower than normal in the year ended March 31, 2008 was primarily due to the increase in total direct costs after taking into account the write back of RMB33.0 million deferred costs. Since a significant portion of our operating costs are fixed, we benefit from economies of scale as the number of units stored at our cord blood banks increases. Based on our operating experience and historical growth, we believe we will be able to generate sufficient processing and storage fees to cover our operating costs. Moreover, as cord blood banking services are not subject to price control by the PRC government, we have the flexibility to set and adjust our fees in response to changing market dynamics.

We are experiencing a period of significant growth. We expanded our geographic coverage by acquiring the right to operate a cord blood bank in Guangdong through our acquisition of Nuoya in May 2007. In July 2007, we acquired a 12.9% in Cordlife, a provider of cord blood banking services with operations in Singapore, Australia, Hong Kong, India, Indonesia and the Philippines. During the year ended March 31, 2009, we further increased our equity interest in Cordlife. As at March 31, 2010, we owned 16.3% in Cordlife. In June 2010, Cordlife announced a rights issue. The rights issue was subsequently completed in July 2010 and our equity interest in Cordlife increased to 19.1%. On May 6, 2010, we completed the investment in a 19.9% effective interest in Qilu, the exclusive cord blood bank operator in the Shandong province. Each of Qilu’s major shareholders and the seller in that transaction has guaranteed that the dividend income attributable to us in calendar year 2010 will be not less than approximately RMB7.07 million.

CCBC’s principal executive office is located at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. Its telephone number is (852) 3605-8180. Our website, which contains additional information about our company, can be accessed at: www.chinacordbloodcorp.com, but that information is not part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $100,000,000 of:

•	ordinary shares;
•	preferred shares;
•	warrants;
•	subscription rights;
•	debt securities; and
•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The Securities That May Be Offered by the Selling Shareholders

This prospectus may also be used by the Selling Shareholders named herein to offer up to 14,070,055 ordinary shares.

A prospectus supplement will describe the specific types, amounts, prices, amount of securities to be offered by us, amount of ordinary shares (if any) to be offered by the Selling Shareholders and detailed terms of any of these offered securities, and may describe certain risks in addition to those incorporated by reference herein associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;
•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•	the risks described in our Annual Report on Form 20-F for our fiscal year ended March 31, 2010, as amended on October 19, 2010, on file with Securities and Exchange Commission (the “SEC”), which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus and the Selling Shareholders named herein may offer and sell up to 14,070,055 of our ordinary shares owned by such Selling Shareholders under this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this report are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is/are likely to” or other similar expressions. The forward-looking statements included in this report relate to, among others:

•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	the expected market growth for cord blood banking services in China;
•	our ability to grow our business;
•	market acceptance of cord blood banking in general and our services in particular;
•	our ability to expand our operations;
•	our ability to stay abreast of market trends and technological changes;
•	changes in PRC governmental policies and regulations relating to our industry; and
•	fluctuations in general economic and business conditions in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from our expectations.

This prospectus also contains data related to the cord blood banking industry. These market data include projections that are based on a number of assumptions. The cord blood banking market may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

We will not receive any portion of the net proceeds by the Selling Shareholders from the sale of their shares.

RATIO OF EARNINGS TO FIXED CHARGES

CCBC’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Year Ended March 31,
	2010	2009	2008
Ratio of earnings to fixed charges	19.2	30.1	194.2

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings include income before income tax from continuing operations plus fixed charges and subtract noncontrolling interest in income before tax of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest on the short term loan and the estimated interest component of operating lease expense. As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

Earnings:

	Year Ended March 31,
RMB’000	2010	2009	2008
Income before income tax	79,663	42,299	135,702
Add: Fixed charges
Interest expenses	2,431	—	—
Interest component of operating lease expense(1)	1,944	1,453	696
Total fixed charges	4,375	1,453	696
Less: noncontrolling interest in income before tax of subsidiaries that have not incurred fixed charges	—	—	(1,255)
Earnings	84,038	43,752	135,143

(1)	The interest component of operating lease expense represents one-third of rents, which is deemed representative of the interest component of operating lease expense.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on August 28, 2009 (Registration No. 333-161602) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on November 12, 2009, which description is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

CCBC’s Memorandum and Articles of Association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, CCBC’s Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of CCBC. Although CCBC does not currently intend to issue any preferred shares, CCBC cannot assure you that it will not do so in the future.

As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

The material terms of any series of preferred shares that we offer, together with any material China, Hong Kong S.A.R. or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material China, Hong Kong S.A.R. or United States federal income tax consequences;
•	the antidilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;
•	the securities for which such subscription rights are exercisable;
•	the exercise price for such subscription rights;
•	the number of such subscription rights issued to each shareholder;
•	the extent to which such subscription rights are transferable;
•	if applicable, a discussion of the material China, Hong Kong S.A.R., or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable China, Hong Kong S.A.R., or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the offered debt securities;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any terms with respect to subordination;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. China, Hong Kong S.A.R., or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
•	that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”), and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;
•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;
•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;
•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;
•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;
•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and
•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

The Depository Trust Company (“DTC”) is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s (“NSCC”), and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institutions to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2009 DTCC Board of Directors is composed of 18 directors serving one-year terms. Fourteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions. Two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA, and the remaining two are the chairman and chief executive officer and the president and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

SELLING SHAREHOLDERS

We are registering ordinary shares currently owned by the Selling Shareholders listed below to be sold under this prospectus (the “Shares”).

The following table sets forth the name of the Selling Shareholders, the number of ordinary shares owned by the Selling Shareholders immediately prior to the date of this prospectus and the number of Shares to be offered by the Selling Shareholders pursuant to this prospectus. Percentage of beneficial ownership before this offering is based on 66,746,350 of our ordinary shares outstanding as of October 19, 2010. Beneficial ownership is based on information furnished by the Selling Shareholders and our share ledger maintained by Continental Stock Transfer & Trust Company as transfer agent for our ordinary shares.

The Selling Shareholders may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for sale. The Selling Shareholders are under no obligation, however, to sell any Shares pursuant to this prospectus.

	Beneficial Ownership Before Offering(1)			Number of Shares Offered		Beneficial Ownership After Offering
Selling Shareholder	Number		Percentage			Number		Percentage
Asset Managers Holdings Co Ltd(2)	2,845,185		4.3%	1,422,593		1,422,592		2.1%
Great Avenue Investments Limited	2,801,478		4.2%	1,400,739		1,400,739		2.1%
New Horizon Cellstar	2,501,320		3.7%	1,250,660		1,250,660		1.9%
Atlantis China Star Fund	2,464,515		3.7%	907,979		1,556,536		2.3%
HTSS Capital Limited	1,807,382		2.7%	903,691		903,691		1.4%
Megastar Management (China) Ltd	1,429,326		2.1%	714,663		714,663		1.1%
Pantheon China Acquisition Limited	1,291,667	(3)	1.9%	1,291,667	(3)	0		—
The China Development Capital	1,124,165		1.7%	1,124,165		0		—
State Street Bank & Trust Co	1,124,165		1.7%	1,124,165		0		—
Indus Asia Pacific Master Fund Ltd	1,003,507		1.5%	293,859		709,648		1.1%
Huge Ally Investments Limited	728,129	(4)	1.1%	364,065		364,064		0.5%
Bethella Investments Limited	726,383	(5)	1.1%	363,192		363,191	(5)	0.5%
Indus Opportunity Master Fund Ltd	668,971		1.0%	668,971		0		—%
Time Galaxy Limited	409,216	(6)	0.6%	204,608		204,608		0.3%
Time Region Holdings Limited	409,216		0.6%	204,608		204,608		0.3%
Muaratai Investments Limited	389,134		0.6%	194,567		194,567		0.3%
Atlantis China Fortune Fund	389,134		0.6%	194,567		194,567		0.3%
Super Castle Investments Limited	342,500	(7)	0.5%	342,500	(7)	0		—
Kevin Kezhong Wu	564,483	(8)	0.8%	564,483	(8)	0		—
Christina Jun Mu	166,667	(9)	0.2%	166,667(9)		0		—
Jennifer J Weng	100,000	(10)	0.1%	100,000	(10)	0		—
Earlybird Capital Inc.	83,198		0.1%	83,198		0		—
Hunter S Reisner	47,114	(11)	0.1%	47,114	(11)	0		—
Francisco A Garcia	50,667	(11)	0.1%	50,667	(11)	0		—
Qiang Sean Wang	45,000		0.1%	45,000		0		—
Easton Capital Corp Defined Benefit Plan	41,667	(11)	0.1%	41,667	(11)	0		—
Total	23,554,189	(12)	35.3%	14,070,055	(12)	9,484,134		14.2%

(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned and the percentage ownership of a Selling Shareholder, shares underlying options held by such Selling Shareholder that are either currently exercisable or exercisable within 60 days from October 19, 2010 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other Selling Shareholders.
(2)	On September 1, 2010, Asset Managers Holdings Co., Ltd. changed its name to Ichigo Group Holdings Co., Ltd.
(3)	Includes 1,291,667 ordinary shares issuable upon exercise of warrants held by Pantheon China Acquisition Limited, an entity controlled by Mr. Mark D. Chen, one of our directors. Mr. Chen is the spouse of Ms. Jennifer J. Weng, who is also one of our directors.
(4)	Huge Ally Investments Limited is an indirect subsidiary of Ichigo Group Holdings Co., Ltd. previously known as Asset Managers Holdings Co. Ltd.
(5)	Includes an aggregate of 57,101 ordinary shares for which Bethella Investments Limited disclaims beneficial ownership pursuant to certain Declarations of Trust whereas it acts as Trustee for such shares.
(6)	The ultimate beneficial owner of the shares held by Time Galaxy Limited is Mr. Yungang (Ken) Lu who is one of our directors.
(7)	Super Castle Investments Limited is controlled by Mr. Mark D. Chen, our director, who is also the spouse of Ms. Jennifer J. Weng, also our director. Does not include 1,291,667 shares held by Pantheon China Acquisition Limited, a company controlled by Mr. Chen, or 100,000 shares held by Ms. Weng.
(8)	Includes 333,233 ordinary shares issuable upon exercise of warrants.
(9)	Includes 166,667 ordinary shares issuable upon exercise of warrants.

(10)	Ms. Weng, our director, is the spouse of Mr. Mark D. Chen, also our director. Does not include 342,500 shares held by Super Castle Investments Limited or 1,291,667 shares held by Pantheon China Acquisition Limited, companies controlled by Mr. Chen.
(11)	Includes 41,667 ordinary shares issuable upon exercise of warrants.
(12)	Includes 1,916,568 ordinary shares issuable upon exercise of warrants.

In connection with the formation of Pantheon China Acquisition Corp. (“Pantheon”) on April 10, 2006, an aggregate of 1,250,000 ordinary shares were issued to Super Castle Investments Limited, Mark D. Chen, Christina Jun Mu, Kevin Kezhong Wu, Jennifer J. Weng, Qiang Sean Wang, Hunter S. Reisner, Easton Capital Corp. Defined Benefit Plan and Francisco A. Garcia for $25,000 in cash, at a purchase price of approximately $0.02 per share.

CCBC was formed through a business combination, which involved the merger of Pantheon with and into Pantheon Arizona Corp. (“Pantheon Arizona”), then a wholly owned subsidiary of Pantheon formed for the purpose of effecting a merger, with Pantheon Arizona surviving the merger (the “Merger”) and the conversion and continuation of Pantheon Arizona’s corporate existence from Arizona to the Cayman Islands (the “Redomestication”). Immediately following the Redomestication, the participating shareholders of approximately 93.94% of the issued and outstanding shares of China Cord Blood Services Corporation (“CCBS”) completed a share exchange with Pantheon Arizona, whereby Pantheon Arizona issued 54,345,104 ordinary shares to such participating shareholders of CCBS and Pantheon Arizona changed its name to CCBC, resulting in CCBS becoming a subsidiary of CCBC and the participating shareholders becoming holders of CCBC’s ordinary shares (the “Share Exchange”). Subsequent to the Share Exchange, CCBC entered into agreements to exchange 3,506,136 newly issued CCBC shares for the remaining 6.06% of the issued and outstanding shares of CCBS on terms substantially similar to those of the Business Combination, resulting in CCBS becoming our wholly owned subsidiary.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $100,000,000. The Selling Shareholders named herein may offer and sell up to 14,070,055 of our ordinary shares owned by such Selling Shareholders under this prospectus. We have registered the securities covered by this prospectus for offer and sale by us and/or the Selling Shareholders so that those securities may be freely sold to the public by us and/or the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We and the Selling Shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we and the Selling Shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us and the Selling Shareholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares which are listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we and the Selling Shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we and the Selling Shareholders will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we and the Selling Shareholders will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we and the Selling Shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we and the Selling Shareholders agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we and the Selling Shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we and the Selling Shareholders may enter into agreements with such underwriters or agents pursuant to which we and the Selling Shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and the Selling Shareholders under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us and the Selling Shareholders. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and the Selling Shareholders and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We and the Selling Shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us and the Selling Shareholders or borrowed from us and the Selling Shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We and the Selling Shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$12,237.76
FINRA fees		$17,663.76
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, filed with the SEC on July 16, 2010 and as amended by our Annual Report on Form 20-F/A filed with the SEC on October 19, 2010;
•	our Current Reports on Form 6-K filed with the Commission on September 13, 2010 and October 7, 2010 (except to the extent such reports are furnished but not filed with the SEC);
•	our Current Reports on Form 6-K filed with the Commission on September 10, 2010 and September 15, 2010;
•	the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on August 28, 2009 (Registration No. 333-161602) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A, filed with the SEC on November 12, 2009;
•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and
•	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Albert Chen, Chief Financial Officer; 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R. The telephone number at our executive office is (852) 3605-8180.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CCBC’s Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. CCBC’s Memorandum and Articles of Association do not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited CCBC and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP and Jones Day with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices.

EXPERTS

The consolidated financial statements of CCBC and its subsidiaries as of March 31, 2009 and 2010 and for each of the years in the three-year period ended March 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated financial statements of CCBC and its subsidiaries contains explanatory paragraphs that state (i) CCBC completed a share exchange with China Cord Blood Services Corporation, a company with limited liability incorporated in the Cayman Islands (“CCBS”), on June 30, 2009 and the share exchange has been accounted for financial reporting purposes as the issuance of securities by CCBS in exchange for the assets and liabilities of CCBC, accompanied by a recapitalization. The consolidated financial statements of CCBC reflect CCBS’s assets and liabilities at their historical carrying amounts. The results, assets and liabilities of CCBC presented in its consolidated financial statements for periods prior to the completion of the share exchange are those of CCBS; (ii) CCBC established vendor-specific objective evidence for the undelivered cord blood storage services during the year ended March 31, 2008 and began to account for cord blood processing services and storage services as two separate units of accounting in that year; and (iii) CCBC has retroactively adopted the accounting standard for consolidation and reclassified non-controlling interests as a component of equity, separately from the equity attributable to the shareholders of CCBC. Net income and other comprehensive income are also attributed to the shareholders of CCBC and the non-controlling interests.

The offices of KPMG are located at 8/F, Prince’s Building, 10 Chater Road, Central, Hong Kong.

The statements included in this prospectus and the registration statement under the caption “Risk Factors”, “Enforcement of Civil Liabilities”, and under the caption “Risk Factors”, “History and Current Business” and “Regulation” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, filed with the SEC on July 16, 2010 and as amended by our Annual Report on Form 20-F/A filed with the SEC on October 19, 2010, incorporated by reference in this prospectus and the registration statement, to the extent they constitute matters of PRC law, have been reviewed and confirmed by JunZeJun Law Offices, PRC counsel to us, as experts in such matters, and are included or incorporated by reference in this prospectus and the registration statement in reliance upon such review and confirmation. The offices of JunZeJun Law Offices are located at 6/F, South Tower, Financial Street Center, A9 Financial Street, Xicheng District, Beijing 100140, PRC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and China Cord Blood Corporation, reference is made to the registration statement.

China Cord Blood Corporation furnishes reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. China Cord Blood Corporation’s file number with the SEC is 001-34541, and we began filing through EDGAR beginning on July 7, 2009.

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands by way of continuation as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us, our officers and directors.

We have appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, Ste. 4D, New York, New York 10017, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and JunZeJun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman have informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce such judgments against a Cayman company, and because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

JunZeJun Law Offices, our PRC counsel, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. JunZeJun Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, security or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by U.S. courts.

$100,000,000

CHINA CORD BLOOD CORPORATION

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

14,070,055 Ordinary Shares Offered by the Selling Shareholders Named Herein

PROSPECTUS

, 2010

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

[Alternate Page for Warrant Prospectus]

Subject to completion, dated October 20, 2010

PROSPECTUS

CHINA CORD BLOOD CORPORATION

Ordinary Shares
Warrants

This prospectus relates to 11,500,000 ordinary shares of China Cord Blood Corporation, which are issuable upon the exercise of outstanding warrants issued by our predecessor, Pantheon China Acquisition Corp., in its initial public offering pursuant to a prospectus dated December 14, 2006. In addition, this prospectus relates to the issuance of the following securities issuable upon exercise of the outstanding unit purchase option granted to the underwriters’ representative in our initial public offering: (i) 500,000 ordinary shares, par value $0.0001 per share, (ii) 1,000,000 warrants and (iii) 1,000,000 ordinary shares issuable upon the exercise of the warrants.

We will not receive any of the proceeds from the sale of the ordinary shares or warrants under this prospectus, although we could receive up to $57,500,000 upon the exercise of all of the warrants issued in our initial public offering. In addition, the holder of the unit purchase option must pay an exercise price of $6.60 per unit in order to receive the ordinary shares and warrants underlying the unit, and the exercise price of the warrants underlying the representative’s unit purchase option is $5.00 per share. Accordingly, we could receive up to $3,300,000 from the exercise of the representative’s unit purchase option and up to $5,000,000 from the exercise of the warrants underlying the representative’s unit purchase option.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus is October     , 2010

[Alternate Page for Warrant Prospectus]

The Offering

Ordinary shares in the offering
13,000,000
Warrants in the offering
1,000,000
Ordinary shares outstanding after the offering
79,746,350
NYSE Symbol
CO
Use of proceeds
We will not receive any of the proceeds from the sale of the shares or warrants under this prospectus, although we could receive up to $57,500,000 upon the exercise of all of the warrants issued in our initial public offering. In addition, the holder of the unit purchase option must pay an exercise price of $6.60 per unit in order to receive the ordinary shares and warrants underlying the unit, and the exercise price of the warrants underlying the underwriters’ unit purchase option is $5.00 per share. Accordingly, we could receive up to $3,300,000 from the exercise of the representatives unit purchase option and up to $5,000,000 from the exercise of the warrants underlying the representative’s unit purchase option.

A-1

[Alternate Page for Warrant Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the ordinary shares or warrants under this prospectus, although we could receive up to $57,500,000 upon the exercise of all of the warrants issued in our initial public offering. In addition, the holder of the unit purchase option must pay an exercise price of $6.60 per unit in order to receive the ordinary shares and warrants underlying the unit, and the exercise price of the warrants underlying the underwriters’ unit purchase option is $5.00 per share. Accordingly, we could receive up to $3,300,000 from the exercise of the representatives unit purchase option and up to $5,000,000 from the exercise of the warrants underlying the representative’s unit purchase option.

A-2

[Alternate Page for Warrant Prospectus]

CHINA CORD BLOOD CORPORATION

ORDINARY SHARES

WARRANTS

PROSPECTUS

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CCBC’s Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. CCBC’s Memorandum and Articles of Association do not eliminate its directors’ fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited CCBC and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
1.2	Form of Dept Securities Underwriting Agreement*
3.1	Memorandum and Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(1)
4.2	Certificate of Designation for Preferred Shares*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement*
4.5	Form of Subscription Rights Agreement*
4.6	Form of Subscription Rights Certificate*
4.7	Form of Senior Debt Securities Indenture**
4.8	Form of Subordinated Debt Securities Indenture**
4.9	Specimen Unit Certificate*
5.1	Opinion of Conyers Dill & Pearman**
5.2	Opinion of Loeb & Loeb LLP**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges**
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)**
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)**
23.3	Consent of KPMG, independent registered public accounting firm
23.4	Consent of JunZeJun Law Offices**
23.5	Consent of Frost & Sullivan**
24.1	Power of Attorney (included in signature page of this registration statement)**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture*
99.1	Acquisition Agreement, dated February 24, 2010, between China Stem Cells (East) Company Limited, a subsidiary of the Registrant and Glorysum Holdings Group Limited.**

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-161602).

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong S.A.R., Country of People’s Republic of China on October 20, 2010.

CHINA CORD BLOOD CORPORATION
By: /s/ Ting Zheng Ting Zheng Chairperson and Chief Executive Officer

Signature	Title	Date
/s/ Ting Zheng Ting Zheng	Chief Executive Officer, Chairperson and Director (principal executive officer)	October 20, 2010
/s/ Albert Chen Albert Chen	Chief Financial Officer (principal accounting and financial officer)	October 20, 2010
* Mark D. Chen	Director	October 20, 2010
* Ken Lu	Director	October 20, 2010
* Jennifer J. Weng	Director	October 20, 2010

*By /s/ Ting Zheng Ting Zheng Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Cord Blood Corporation, has signed this registration statement or amendment thereto in New York, New York on October 20, 2010.

Authorized U.S. Representative
By: /s/ Mitchell S. Nussbaum Name: Mitchell S. Nussbaum

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
1.2	Form of Dept Securities Underwriting Agreement*
3.1	Memorandum and Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(1)
4.2	Certificate of Designation for Preferred Shares*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement*
4.5	Form of Subscription Rights Agreement*
4.6	Form of Subscription Rights Certificate*
4.7	Form of Senior Debt Securities Indenture**
4.8	Form of Subordinated Debt Securities Indenture**
4.9	Specimen Unit Certificate*
5.1	Opinion of Conyers Dill & Pearman**
5.2	Opinion of Loeb & Loeb**
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges**
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)**
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)**
23.3	Consent of KPMG, independent registered public accounting firm
23.4	Consent of JunZeJun Law Offices**
23.5	Consent of Frost & Sullivan**
24.1	Power of Attorney (included in signature page of this registration statement)**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture*
99.1	Acquisition Agreement, dated February 24, 2010, between China Stem Cells (East) Company Limited, a subsidiary of the Registrant and Glorysum Holdings Group Limited.**

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-161602).